UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2008

SED International Holdings, Inc..
(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4916 North Royal Atlanta Drive, Tucker, Georgia		30084
(Address Of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: (770) 491-8962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3-SECURITIES AND TRADING MARKETS

Item 3.02: Unregistered Sales of Equity Securities.

          On July 1, 2008 (the “Effective Date”), SED International Holdings, Inc. (the “Company”) issued 125,000 shares of restricted common stock to a vendor, an accredited investor, for services. On the Effective Date, the Company also issued 22,857 shares of restricted common stock to each of its five non-employee directors in accordance with the Company’s board compensation plan. Each of the non-employee directors entered into a restricted stock agreement with respect to his respective shares of restricted common stock (the “Restricted Stock Agreement”). Generally, the shares issued to the non-employee directors will be subject to forfeiture prior to vesting and vest in equal amounts on the first and second anniversary dates of the Effective Date. The final form of the Restrict Stock Agreement is attached hereto as Exhibits 10.1.

          The issuance of these shares was exempt from registration pursuant to Sections 4(2) of the Securities Act of 1933, as amended (the “Act”). The stock certificates representing these shares were imprinted with a legend restricting transfer unless pursuant to an effective registration statement or an exemption from registration under the Act.

Item 9.01: Financial Statements and Exhibits.

          (d) Exhibits.

Exhibit
No.	Description
10.1	Final Form of Restricted Stock Agreement, dated as of July 1, 2008, between the Company and each of the non-employee directors.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated: July 7, 2008	By:	/s/ Lyle Dickler
Lyle Dickler,
Chief Financial Officer